Exhibit 10.08
TELETECH HOLDINGS, INC.
DIRECTORS OPTION AGREEMENT
     THIS DIRECTORS OPTION AGREEMENT (the “Agreement”) is entered into as of June 1, 2007 between TELETECH HOLDINGS, INC., a Delaware corporation (the “Company”), and                                          (“Optionee”), a Director of the Company. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:
     1. Grant of Option. Subject to the terms and conditions of the TeleTech Holdings, Inc. 1999 Amended and Restated Stock Option and Incentive Plan (the “Plan”), which is incorporated herein by this reference, the Company grants to Optionee an option (the “Option”) to purchase            shares (the “Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”) at an Option Price of $           per share. The Option may be exercised immediately; however during the one year period from the date of grant, the Option may be exercised only into Restricted Common Stock for which the restrictions will lapse on the one year anniversary of the date of grant.
     The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All provisions of this Agreement are to be construed in conformity with this intention.
     2. Term. Except as provided below, the Option shall be valid for a term commencing on the date hereof (the “Option Date”) and ending on the earliest of:
(a)	10 years from the Option Date;

(b)	the date one year after the Optionee’s death; or

(c)	the date the Optionee’s membership on the Board of Directors is terminated for Cause (as defined in the Plan).
     3. Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company in accordance with Section 11 of the Plan and payment of the pro rata portion of the Option Price prescribed in Section 1 hereof for the number of Shares to be acquired pursuant to the exercise.
     4. Payment for Shares. Payment of the Option Price for any Shares purchased pursuant to the Option shall be made in cash or by such other method as may be permitted by the Committee administering the Plan in accordance with the provisions of Section 11 of the Plan. No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.
     5. Options Not Transferable and Subject to Certain Restrictions. The Option is not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During the Optionee’s lifetime, the Option may be exercised only by Optionee. In the event of Optionee’s death, the Option may be exercised by the Optionee’s executor, administrator, or distributee to whom Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution to the extent provided in the Plan.
     6. Acceptance of Plan. Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.
     7. Compliance with Securities Laws. The Option shall not be exercisable and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If, in the opinion of counsel for the Company, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, the Company may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.
     8. No Other Rights. Optionee hereby acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by the Company or anyone acting on its behalf with respect to Optionee’s right to acquire any stock options or other awards under the Plan, and Optionee hereby releases, acquits and forever discharges the Company and anyone acting on its behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against the Company or anyone acting on its behalf with respect thereto.
     9. References. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Plan.
     10. Governing Law. The construction and operation of this Agreement are governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).
     11. Adjustments. Subject to the sole discretion of the Board of Directors, TeleTech may, with respect to any unexercised portion of the Option, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered by the Option and in the applicable exercise price thereof in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech. For purposes of this Section 11, a change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.
     12. Severability. Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 12, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.
     13. Entire Agreement. This Agreement (including the Plan, which is incorporated herein) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Optionee relating to Optionee’s entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.
     14. Amendment. This Agreement may be amended and/or terminated at any time by mutual written agreement of TeleTech and Optionee.
     15. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Optionee and Optionee’s respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
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     Executed as of the date first written above.

THE COMPANY:

TELETECH HOLDINGS, INC.

By:

Name
Title

OPTIONEE:

Name

Social Security Number